EXHIBIT (11)(b)

[letterhead of PricewaterhouseCoopers LLP, Boston, MA]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 15 to the registration statement (No. 33-32729) on Form N-1A (the "Amendment") relating to State Street Research Equity Index Fund (a series of State Street Research Master Investment Trust).


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
June 15, 2000